EXHIBIT  4.14  AGENCY  AGREEMENT

                        FIRST ASSOCIATES INVESTMENTS INC.
                                   Suite 2200
                              440 - 2nd Avenue S.W.
                               Calgary AB T2P 5E9


April  ,  2003

STOCKGROUP  INFORMATION  SYSTEMS  INC.
500  -  750  W.  Pender  Street
Vancouver,  British  Columbia
V6C  2T7

ATTENTION:  MR.  MARCUS  NEW,  CHIEF  EXECUTIVE  OFFICER

Dear  Sir:

RE:  SHORT  FORM  OFFERING  DOCUMENT  OF  UNITS
     ------------------------------------------

We understand that Stockgroup Information Systems Inc. (the "Corporation") wishes to issue and sell by way of private placement in Alberta and British Columbia (the "Offering Jurisdictions") up to 5,400,000 units ("Units") of the Corporation at $0.37 per Unit ("Offering Price") by way of short form offering document under Alberta Securities Commission Blanket Order 45-507 (the "Alberta Blanket Order") and Instrument 45-509 of the British Columbia Securities
Commission (the "BC Instrument") and in accordance with Policy 4.6 (the "Exchange Policy") of the TSX Venture Exchange Inc. (the "Exchange"). Each Unit will consist of one Common Share of the Corporation ("Unit Share") one-half of one Common Share purchase warrant ("Warrant"). Each whole Warrant will entitle the holder to purchase one Common Share ("Warrant Share") at $0.75 per share for a period of 12 months from the Closing Date.

                                    ARTICLE 1
                                  DEFINITIONS

1.1     DEFINITIONS
          In this Agreement, the following words and phrases shall have the following meanings:

(a)  "AGENT"  means  First  Associates  Investments  Inc.;

(b) "AGENT'S COMMISSION" means a commission equal to 8% of the gross dollar value of Units sold under the Offering;

(c) "AGENT'S OPTION" means an option, substantially in the form of the Option Agreement attached hereto, to purchase that number of Units equal to 10% of the number of Units sold under the Offering at $0.37 per Unit, at any time and from time to time until 24 months from the Closing Date;

(d) "AGENT'S OPTION SHARE" means a Common Share included in a Unit issuable on exercise of the Agent's Option;

(e) "AGENT'S OPTION WARRANT" means a Warrant included in a Unit issuable on exercise of the Agents' Option;

(f) "AGENT'S WARRANT SHARE" means a Common Share issuable on exercise of an Agent's Option Warrant;

(g)  "ALBERTA  ACT"  means  the  Securities  Act  (Alberta);


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(h)  "ALBERTA  RULES"  means  the  rules  under  the  Alberta  Act;

(i) "APPLICABLE SECURITIES LAWS" means applicable securities laws, regulations, rules and policies in the Offering Jurisdictions;

(j)  "BC  ACT"  means  the  Securities  Act  (British  Columbia);

(k)  "BC  RULES"  means  the  Rules  under  the  BC  Act;

(l) "CLOSING DATE" means the date or dates the Corporation and the Agent agree upon as the date or dates for closing of the issue and sale of the Units, such date or dates not to be later than 60 days after acceptance of the Short Form by the Exchange;

(m) "COMMON SHARES" means Common Shares of the Corporation as presently constituted;

(n)  "CORPORATION"  means  Stockgroup  Information  Systems  Inc.;

(o) "CURRENT AIF" means a "current AIF" as defined in Multilateral Instrument 45-102 Resale of Securities;

(p) "FINANCIAL STATEMENTS" means the audited and/or unaudited financial statements of the Corporation together with the notes thereto incorporated by reference into the Short Form;

(q) "INCORPORATED DOCUMENTS" means the Current AIF, the Corporation's most recent audited financial statements and all quarterly interim financial statements, news releases disclosing material changes and material change reports, as applicable, filed since the Current AIF;

(r) "MATERIAL CONTRACT" means any contract entered into by the Corporation that can reasonably be regarded as presently material to a Subscriber; (s) "OFFERING" means the offering of Units contemplated herein;

(t) "OFFERING PERIOD" means the period commencing on the earliest of the date hereof and the date that the Short Form is certified and ending on the earlier of:

     (i)  the  date  that  all  of  the  Units  are  sold,
     (ii) 60  days  from  the  Exchange's  acceptance  of  the  Offering,  and
     (iii) the date that the Agent and the Corporation agree that the Offering shall terminate;

(u) "PUBLIC RECORD" means all information filed by the Corporation with any securities commission or stock exchange in compliance or intended compliance with applicable laws or the rules, regulations, or policies of such securities commission or stock exchange;

(v)  "PURCHASERS"  means  Subscribers  who  purchase  Units  under the Offering;

(w) "QUALIFYING ISSUER" means a "qualifying issuer" as defined in Multilateral Instrument 45-102 Resale of Securities;

(x) "SHORT FORM" means the Corporation's "Short Form Offering Document" under the Exchange Policy, the Alberta Blanket Order and the BC Instrument in relation to the Offering;


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(y)  "SUBSCRIBERS"  means prospective purchasers who subscribe to purchase Units under  the  Offering;

(z) "SUBSEQUENTLY TRIGGERED REPORT" means a material change report required to be filed under Applicable Securities Laws as a result of a material change in the affairs of the Corporation that occurs after the date of the Short Form is certified but before the purchaser enters into a Subscription Agreement;

(aa) "TIME OF CLOSING" means 10:00 a.m., Calgary time, or such other time as the Agent and the Corporation may agree upon, on the Closing Date;

(bb) "WARRANTS" means the Common Share purchase warrants included in the Units and, where the context permits, includes the Agent's Option Warrants; and

(cc) "WARRANT SHARES" means, collectively, Common Shares issuable on exercise of Warrants and, where the context permits, includes Agent's Warrant Shares.

     The terms "misrepresentation", "material change" and "material fact" shall have the meanings ascribed thereto under the Applicable Securities Laws and "distribution" or distribution to the public", as the case may be, shall also have the meaning as defined under the Applicable Securities Laws and "distribute" has a corresponding meaning. The terms "this agreement", "hereto", "herein", "hereby", "hereunder", "hereof" and similar expressions refer to the agreement of the parties set forth herein and not to any particular paragraph or other portion of this agreement;


                                    ARTICLE 2
                              APPOINTMENT OF AGENT

          The Corporation appoints the Agent as its sole and exclusive agent to offer the Units for sale in the Offering Jurisdictions on a "best efforts" private placement basis.

2.1     SUB-AGENTS
          The Agent shall be entitled to retain other registered securities dealers as sub-agents in connection with the Offering. The commission payable to such sub-agents shall be solely for the account of the Agent.

2.2     AGENT'S  FEES  AND  COMMISSION
          In consideration for the services that have been and are to be provided by the Agent hereunder, the Corporation shall pay the Agent a non-refundable due diligence administration fee of $20,000 plus GST, of which $10,000 plus GST shall, if not already paid, be paid on execution of this Agreement and the balance of $10,000 plus GST shall be payable at the Time of Closing.

     In addition, the Corporation shall pay the Agent's Commission to the Agent and grant the Agent's Option to the Agent at the Time of Closing.

2.3     AGENT'S  COVENANTS
          The  Agent  covenants  with  the  Corporation  that  it  will:

(a) use reasonable commercial efforts to obtain from Subscribers in the Offering Jurisdictions, subscriptions for all of the Units;

(b) conduct its activities in connection with arranging for the sale of the Units in compliance with Applicable Securities Laws; and

(c) to file with the Exchange the undertaking required by section 1.1 of Appendix 4A Due Diligence Report to the Exchange Policies.


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                                    ARTICLE 3
                REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

          The Corporation represents and warrants to and covenants with the Agent and with each of the Purchasers that:

3.1     INCORPORATION  AND  ORGANIZATION

          The Corporation has been duly incorporated and organized and is validly existing under the laws of the jurisdiction in which it was incorporated, has all requisite power and authority to carry on its business as now conducted and as presently proposed to be conducted, to own or lease and to operate its properties and assets.

3.2     SUBSIDIARIES

          The Corporation owns 100% of the issued and outstanding voting common shares of 579818 B.C. Ltd., which wholly owns Stockgroup Media Inc., a British Columbia corporation) collectively the "Material Subsidiaries"). In addition, the Corporation owns 50% of Stockscores Analytics Corp., a British Columbia corporation, all of the issued and outstanding shares of Stockgroup Systems Ltd., a Nevada Corporation and Stockgroup Australia Pty Ltd, an Australia Corporation, none of which account for a material amount of the consolidated assets, liabilities, revenues, expenses or cash flows of the corporation.

3.3     CONDUCT  OF  BUSINESS

          The Corporation and each of its Material Subsidiaries is conducting its business in compliance with all applicable laws, rules and regulations of each jurisdiction in which its business is carried on, is duly licensed, registered or qualified in all jurisdictions in which it owns, leases or operates property or carries on business, and is up-to-date in respect of all corporate filings under the laws of each such jurisdiction. All such licences, registrations and qualifications are valid and subsisting and in good standing, except in respect of matters which do not and will not, either individually or collectively, result in any material adverse change to the business, business prospects or condition (financial or otherwise) of the Corporation taken as a whole.

3.4     AUTHORIZED  AND  ISSUED  CAPITAL

          The authorized and issued capital of the Corporation is as set out in the Short Form and the Incorporated Documents.

3.5     OBLIGATIONS  TO  ISSUE  SECURITIES

          No person, firm or corporation has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, including convertible securities, warrants or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of any unissued shares or other securities of the Corporation except as set out in the Short Form.

3.6     FINANCIAL  STATEMENTS

          The Financial Statements have been prepared in accordance with generally accepted accounting principles of the United States, applied on a basis consistent with prior periods, are correct and complete and present fairly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and financial condition of the Corporation as at the respective dates of the Financial Statements and the sales, earnings and results of operations of the Corporation for the respective periods covered by the Financial Statements.


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3.7     NO  MATERIAL  CHANGES
          Except  as  disclosed  in  the  Short  Form:

(a) there has not been any material change in the capital, assets, liabilities or obligations (absolute, accrued, contingent or otherwise) of the Corporation from the position set forth in the Short Form and the Incorporated Documents;

(b) there has not been any material change in the business, operations or condition (financial or otherwise) or results of operations of the Corporation from that set forth in the Short Form and the Incorporated Documents; and (c) to the knowledge of the Corporation there is no state of facts which is likely to result in any such material change.

3.8     TRANSACTIONS  WITH  INSIDERS

          None of the directors or senior officers of the Corporation, any holder of more than 10% of its outstanding Common Shares or any associate or affiliate of any of the foregoing persons or companies as such terms are defined in the Securities Act (Alberta) has, or has had any material interest, direct or indirect, in any continuing or existing material transaction or has any material interest, direct or indirect, in any proposed material transaction which, as the case may be, is material to or will materially affect the Corporation, except as disclosed in the Short Form and the Incorporated Documents.

3.9     TAXES

          The Corporation has duly filed on a timely basis all tax returns required to be filed by it and has paid all taxes that are due and payable, and all assessments, reassessments, governmental charges, penalties, interest and fines due and payable by it. There are no actions, suits, proceedings, investigations or claims pending or, to the knowledge of the Corporation threatened against, the Corporation in respect of taxes, governmental charges or assessments, nor are any material matters under discussion with any governmental authority relating to taxes, governmental charges or assessments asserted by any such authority. The income tax liability of the Corporation has been assessed by the applicable governmental authority for all fiscal years up to and including the fiscal year ended December 31, 2001, and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of any tax, governmental charge or deficiency against, the Corporation or for the assessment or reassessment of any tax return filed by the Corporation.

3.10     LITIGATION

          There is no action, suit, proceeding or investigation (whether or not purportedly by or on behalf of the Corporation) pending or, to the knowledge of the Corporation, threatened against or affecting the Corporation at law or in equity or before or by any federal, provincial, state, municipal, or other governmental department, commission, board or agency, domestic or foreign, which in any way materially adversely affects the Corporation or the condition (financial or otherwise) of the Corporation or which affects or may affect the Offering, and the Corporation is not aware of any ground on which any such action, suit, proceeding or investigation might be commenced with any reasonable likelihood of success.

3.11     NO  DEFAULTS

          The Corporation is not in default under or in breach of any material mortgage, note, indenture, contract, agreement, instrument, lease or other document to which the Corporation is a party or by which it is bound or of any material judgment, decree, order, statute, rule or regulation applicable to the Corporation.


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3.12     NO  CEASE  TRADING  ORDERS

          No securities commission or similar regulatory authority or stock exchange has issued any order which is currently outstanding preventing or suspending trading in any securities of the Corporation and no such proceeding is, to the knowledge of the Corporation, pending, contemplated or threatened.

3.13     REPORTING  ISSUER  STATUS

          The Corporation is a "reporting issuer" under the Applicable Securities Laws and under the securities laws of the United States and does not have similar status under the laws of any other jurisdiction.

3.14     PUBLIC  RECORD

          The information and statements in the Public Record were true, correct and complete and did not contain any misrepresentation as of the date of such information or statement. There is no material change in the affairs of the Corporation which requires disclosure under applicable laws, regulations, rules or policies or which has been disclosed on a confidential basis and which has not been generally disclosed to the public.

3.15     EXCHANGE  LISTING

          The Corporation's Common Shares are listed and posted for trading on the Exchange.

3.16     TRANSFER  AGENT  AND  REGISTRAR

          Pacific Corporate Trust Company, at its principal stock transfer office in Vancouver, is the Transfer Agent and Registrar of the Common Shares.

3.17     MATERIAL  CONTRACTS

          The Corporation has provided the Agent with true and complete copies of all Material Contracts and each of the Material Contracts constitutes a legal, valid and binding agreement of the Corporation, enforceable by the Corporation in accordance with their respective terms and, to the best of the knowledge of the Corporation, neither the Corporation nor any other party thereto is in default thereunder.

3.18     POWER  AND  AUTHORITY

          The Corporation has all requisite power and authority to enter into this agreement and all other agreements contemplated hereby and to perform its obligations as set out herein and therein, and to issue the Units and the Agent's Option and under the Warrants and the Agent's Option. At the Time of
Closing:

(a) the Unit Shares will be duly and validly issued as fully paid and non-assessable shares;

(b) the Warrants will be valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms

(c) the Agent's Option shall be a valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms;

(d) the Warrant Shares and Agent's Option Shares shall be duly and validly allotted and reserved for issuance upon exercise of the Warrants and the Agent's Option, as the case may be, and upon such exercise shall be issued as fully paid and non-assessable shares.


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3.19     AUTHORIZATION

          This agreement has been duly authorized, executed and delivered by the Corporation and is a legal, valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms.

3.20     NO  OTHER  AGENT

          Other than the Agent, there is no person, firm or corporation acting or purporting to act at the request of the Corporation, who is entitled to any brokerage or agency fee in connection with the transactions contemplated herein.

3.21     NO  CONFLICT

          The execution and delivery of this Agreement by the Corporation, the performance and compliance with the terms of this Agreement or any agreement to be entered into by the Corporation hereunder, the issue and sale of the Units and the Agent's Option will not result in any breach of, or be in conflict with or constitute a default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a default under any term or provision of the constating documents or by-laws of the Corporation, any resolution of the Board of Directors or shareholders of the Corporation, or any mortgage, note, indenture, contract, agreement, instrument, lease or other document to which the Corporation is a party or by which it is bound or any judgment, decree, order, statute, rule or regulation applicable to the Corporation.

3.22     APPROVALS

          There is no requirement to make any filing with, give any notice to or to obtain any licence, permit, certificate, registration, authorization, consent or approval of, any governmental or regulatory authority in connection with Offering other than the approval of the Exchange under the Exchange Policy and the filing of applicable reports of the issue and sale of the Units and the payment of requisite filings.

3.23     INFORMATION  ACCURATE

          All statements, facts, data, information and material made, furnished or provided from time to time by the Corporation to the Agent are true and correct, all material facts relating to the Corporation have been fully disclosed to the Agent and such statements, facts, data, information and material did not and do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make any statement or fact contained therein not misleading in light of the circumstances in which it was made.

3.24     SHORT  FORM  AND  INCORPORATED  DOCUMENTS  CORRECT

          The Short Form complies in all material respects with the Exchange Policy, each of the Incorporated Documents complies in all material respects with Applicable Securities Laws and neither the Short Form nor any Incorporated Document contains any misrepresentation.

3.25     ELIGIBILITY  FOR  SHORT  FORM  OFFERING

          The  Corporation:

     (a)  is  a  Qualifying  Issuer;

     (b)  has  filed:

          (i)  a  Current  AIF;

          (ii) all documents that it is required to file under Part 11 of the Alberta Act and the Alberta Rules, including annual and interim financial statements, news releases disclosing material changes and Material Change Reports in Form 27 under the Alberta Rules; and


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          (iii)  all  documents that it is required to file under Part 12 of the
               BC Act and the BC Rules, including annual and interim financial statements, news releases disclosing material changes and material change reports.

     (c) has not completed any previous offerings by way of Short Form Offering Document under the Exchange Policy and the Alberta Blanket Order or the BC Instrument during the past 12 months, such that the gross proceeds of the previous offerings together with the gross proceeds of the Offering would exceed $2,000,000;

     (d) has not completed any previous offerings by way of Short Form Offering Document under the Exchange Policy and the Alberta Blanket Order or the BC Instrument during the past 12 months, such that the Common Shares issued under the previous offerings together with the Common Shares included in the Units offered under the Offering would exceed the number of Common Shares outstanding on the later of:

          (i) the date the Corporation first distributed Common Shares under a Short Form Offering Document; and

          (ii) the  date  that  is  12 months before the date of the Short Form.

                                    ARTICLE 4
                          COVENANTS OF THE CORPORATION

          The Corporation covenants and agrees with the Agent and each of the Purchasers that:

4.1     PERFORMANCE  OF  OBLIGATIONS

          The Corporation shall duly and punctually perform and fulfill its obligations under this Agreement.

4.2     PRESS  RELEASE  AND  FILING

          The  Corporation  will,  if  it  has  not  already  done  so:

     (a) immediately issue a news release announcing the Offering by Short Form Offering Document under the Exchange Policy, the Alberta Blanket Order and the BC Instrument and disclosing the amount of funds to be raised, the price per Unit, the use of proceeds and disclosing that the Agent will act as agent of the Corporation in connection with the Offering;

     (b) as soon as practicable, but in any event within two days of the date of the news release, file the Short Form, a copy of this Agreement and the prescribed filing fee with the Exchange; and

     (c) thereafter use its reasonable best efforts to resolve any comments of the Exchange and obtain an Exchange Bulletin indicating acceptance of the Offering.

4.3     PARTICIPATION  IN  PREPARATION  OF  DOCUMENTS  AND  DUE  DILIGENCE

          The Corporation shall allow the Agent at all relevant times to participate fully in the preparation of the Short Form, and allow the Agent and the Agent's counsel to conduct all due diligence which the Agent may reasonably require in order to confirm the Short Form, the Incorporated Documents and any Subsequently Triggered Reports are accurate and current in all material respects and to fulfill the Agent's obligations as an agent under the Exchange Policy, the Alberta Blanket Order and the BC Instrument.


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4.4     DELIVERY  OF  SHORT  FORM

          The Corporation shall, as soon as reasonably possible, deliver to the Agent as many copies of the Short Form and any Subsequently Triggered Reports as the Agent may reasonably request and such delivery shall constitute a representation and warranty the by Corporation that as of the date of such delivery:

     (a) that the Short Form complies with the Exchange Policy, the Alberta Blanket Order and the BC Instrument;

     (b)  that  each  Incorporated  Document  complied  with  all  Applicable
          Securities  Laws  as  of  the  respective  dates that they were filed;

     (c) that the Corporation has filed all Subsequently Triggered Reports required under Applicable Securities Laws; and

     (d) that the Short Form, together with the Incorporated Documents and any Subsequently Triggered Reports filed as of such date, constitute full, true and plain disclosure of all material facts relating to the Units to the same standard as if a prospectus had been filed under Applicable Securities Laws;

     and such delivery shall constitute the Agent's authority to use the Short Form in connection with Offering.


4.5     INFORMATION  TO  AGENT  AND  SUBSEQUENTLY  TRIGGERED  REPORTS

          During the Offering Period the Corporation will promptly inform the Agent in writing of the full particulars of:

     (a) any material change (actual, anticipated or threatened) in the capital business, operations or condition (financial or otherwise) or assets of the Corporation;

     (b) any change in material fact contained or referred to in the Short Form or any Incorporated Document; and

     (c) the occurrence of a material fact or event which, is or may be, of such nature as to render the Short Form or any Incorporated Document untrue, false or misleading in a material respect, result in a misrepresentation in the Short Form or result in the Short Form not complying with the Exchange Policy, the Alberta Blanket Order or the BC Instrument;

provided the Corporation shall in good faith discuss with the Agent any change in circumstances (actual, proposed or prospective) which is of such a nature that there is reasonable doubt whether notice in writing need be given to the Agent pursuant to the foregoing provisions; and

     (d) any request by any securities commission or similar regulatory authority for any additional information or for an amendment to the Short Form, any Incorporated Document or any part of the Public Record;

     (e) the issuance by any securities commission or similar regulatory authority, the Exchange or by any other competent authority of any order to cease or suspend trading of any securities of the Corporation or of the institution or threat of institution of any proceedings for that purpose; and

     (f) the receipt by the Corporation of any communication from any securities commission or similar regulatory authority, the Exchange or any other competent authority relating to the Offering or any part of the Public Record. With respect to any material change, occurrence or event of the nature referred to above the Corporation will promptly file, in accordance with Applicable Securities Laws, a Subsequently Triggered Report and provide the Agent with as many copies thereof as the Agent may reasonably request and such delivery shall constitute a representation and warranty of the Corporation that the Short Form, together with the Incorporated Documents and any previously filed Subsequently Triggered Reports, constitute full, true and plain disclosure of all material facts relating to the Units to the same standard as if a prospectus had been filed under Applicable Securities Laws and such delivery shall also constitute the Agent's authority to use the Subsequently Triggered Report in connection with Offering.

4.6     MAINTAIN  STATUS  AS  REPORTING  ISSUER

          The Corporation will use its best efforts to maintain its status as a reporting issuer, not in default of Applicable Securities Laws in the Offering Jurisdictions for not less than two years from the Closing Date.

                                    ARTICLE 5
                             RIGHT OF FIRST REFUSAL

          Provided that at least $1,000,000 of Units are sold, the Corporation hereby grants to the Agent a right of first refusal, to participate up to 50% as co-agent or selling group member in connection with any future Canadian equity financing or Canadian portion of any U.S. offering by the Corporation for which the Corporation elects to use a licensed broker/dealer or other intermediary, for a period of 12 months from the Closing Date. The Agent shall have fifteen
(15) business days from receipt of written notice of any such financing to exercise such right on the specific financing for which written notice was received. In the event that the Agent does not elect to accept a co-agency or selling group relationship for that financing, the Corporation is free to negotiate with any other securities firm or agent for such financing, provided that the Agent's right of first refusal contained herein shall nevertheless continue to apply with respect to any future such equity financing undertaken by the Corporation within the balance of the said 12 months. For purposes of this section, "equity financing" includes a debt financing where such debt is capable of being converted into equity securities of the Corporation.

                                    ARTICLE 6
                           CONDITIONS OF THE OFFERING

          The following are conditions of the Agent's obligations (and those of the Purchasers) to close the purchase of the Units as contemplated hereby, which conditions the Corporation covenants to exercise its reasonable commercial efforts to have fulfilled at or prior to Time of Closing, and which conditions may be waived in writing in whole or in part by the Agent on its own behalf and on behalf of the Purchasers:

6.1     REGULATORY  APPROVALS

          At or prior to the Time of Closing, the Corporation shall have obtained all requisite regulatory approvals required to be obtained by the Corporation in respect of the Offering on terms mutually acceptable to the Agent.

6.2     COMPLIANCE

          At or prior to the Time of Closing, the Corporation shall have fully complied with all relevant statutory and regulatory requirements required to be complied with prior to the Time of Closing in connection with the Offering.

6.3     STOCK  EXCHANGE  LISTING

          The Unit Shares, Warrant Shares and Agent's Option Shares shall have been accepted (subject to the usual conditions) for listing by the Exchange and will, as soon as possible following their issue, be posted for trading on the Exchange.

6.4     CORPORATE  ACTION

          At or prior to the Time of Closing, the Corporation shall have taken all necessary corporate action to authorize and approve this Agreement, the issuance of the Units, the Agent's Option and all other matters relating thereto.

6.5     OFFICER'S  CERTIFICATE

          At the Time of Closing, the Corporation shall deliver to the Agent, an officer's certificate, in form and substance satisfactory to counsel for the Agent, signed by the President of the Corporation, dated the Closing Date, addressed to the Agent certifying:

     (a) that the representations and warranties contained in this Agreement are true and correct at and as at the Time of Closing, after giving effect to the transactions contemplated hereby;

     (b) that the Corporation has complied with all covenants and satisfied all the conditions contained herein on its part to be performed or satisfied at or prior to the Closing Date;

     (c) that the Short Form, together with the Incorporated Documents and any Subsequently Triggered Reports filed as of such date, constitute full, true and plain disclosure of all material facts relating to the Units to the same standard as if a prospectus had been filed under Applicable Securities Laws;

     (d) since the date of the Short Form, there has been no Material Change in the affairs of the Corporation which has not been disclosed by the filing of a Subsequently Triggered Report; and

     (e) addressing such other matters as the Agent or their counsel may reasonably request.

6.6     LEGAL  OPINION

          The Corporation will have caused a favourable legal opinion to be delivered by counsel acceptable to the Agent, addressed to the Agent, Agent's counsel and the Purchasers substantially in the form and substance of the draft opinion attached and addressing such other matters as the Agent may reasonably request relating to the Offering, acceptable in all reasonable respects to the Agent and its counsel. In giving the opinions contemplated above, counsel to the Corporation shall be entitled, where appropriate to rely upon the opinion of local counsel as to the laws of any jurisdiction where the Corporation's counsel is not qualified and, as to matters of fact not within their knowledge, a certificate of facts from responsible persons in a position to have knowledge of such facts and their accuracy. The Corporation's counsel shall be entitled to rely, as to the opinion expressed as to outstanding securities, upon a certificate of the Corporation's registrar and transfer Agent, and a certificate of an officer of the Corporation.

                                    ARTICLE 7
                                    CLOSING

          The Offering will be completed at the offices of the Agent, in the City of Calgary, or such other place agreeable to the Corporation and the Agent at the Time of Closing on the Closing Date.

                                    ARTICLE 8
                               CLOSING DELIVERIES

          At the Time of Closing, the Corporation shall deliver to the Agent on behalf of the Purchasers:

     (a) certificates for Common Shares and Warrants duly registered as the Agent may direct representing the Units;

     (b)  the requisite legal opinion and certificate as contemplated above; and

     (c) such further documentation as may be contemplated herein or as the Agent, or any applicable regulatory authorities may reasonably require, against payment of the purchase price for the Units by certified cheques or bank drafts payable to the Corporation. The Corporation will, at the Time of Closing and upon such payment of the purchase price, make payment in full of the Agent's fees and Agent's Commission in the prescribed manner and issue the Agent's Option to the Agent. In addition, the Corporation shall reimburse the Agent for all of its estimated expenses incurred up to the Closing Date upon the delivery by the Agent to the Corporation of one or more invoices therefor, subject to any adjustment when such actual expenses are finally determined.


                                    ARTICLE 9
                                  MISCELLANEOUS

          All terms and obligations of the Corporation in this agreement shall be construed as conditions and any breach or failure to comply with any such terms and obligations in the Agent's favour shall entitle the Agent to terminate its obligation to complete the sale of the Units by written notice to that effect given to the Corporation prior to the Time of Closing. It is understood that the Agent may waive in whole or in part, or extend the time for compliance with, any such conditions without prejudice to the Agent's rights in respect of any such conditions or any other subsequent breach or non-compliance, provided that to be binding on the Agent, any such waiver or extension must be in writing.

                                   ARTICLE 10
                                  TERMINATION

          Without limiting the foregoing, and in addition to any other remedies which may be available to the Agent, the Agent shall be entitled, at its option, to terminate and cancel, without any liability on its part, its obligations under this agreement, and on behalf of the Purchasers, without any liability on their part, their obligations to purchase the Units, by giving written notice to the Corporation at any time up to the Time of Closing:

     (a) if any inquiry, investigation, or other proceeding (whether formal or informal) is commenced or any order issued under or pursuant to any statute or there is any change of law or the interpretation or administration thereof, which in the Agent's reasonable opinion, operates to prevent or restrict the trading in or distribution of any securities of the Corporation or which materially adversely affects the ability of the Corporation to carry on business;

     (b) if there shall occur any material adverse change in any of the representations, warranties or covenants of the Corporation given in this agreement (other than a change related solely to the Agent), which in the Agent's reasonable opinion would be reasonably expected to have a significant adverse effect on the market price or value of the Units;

     (c) if there should develop, occur or come into effect any occurrence of national or international consequence, any material change or material fact (as such terms are defined in the Applicable Legislation) in the affairs of the Corporation or any event or state of facts or any action, governmental regulation, or other occurrence of any nature whatsoever which, in the Agent's reasonable opinion, adversely affects, or may adversely affect, financial markets, the business of the Corporation or the market price or value of any of the securities of the Corporation, such that, in the Agent's opinion, the Units cannot be profitably marketed;

     (d) if the state of the financial markets is such that the Units cannot, in the Agent's opinion, be profitably marketed; or

     (e) if the results of the Agent's due diligence investigations are not satisfactory to the Agent in its sole discretion.

The Agent shall make reasonable efforts to give notice to the Corporation (in writing or by other means) of the occurrence of any of the foregoing events provided that neither the giving nor the failure to give such notice will in any way affect the Agent's entitlement to exercise this right at any time up to the Time of Closing. The rights of termination contained in the foregoing paragraphs are in addition to any other rights or remedies it may have in respect of any default, act or failure to act or non-compliance by the Corporation in respect of any of the matters contemplated by this agreement. If the Agent's obligations are terminated under this agreement pursuant to this termination right, the Corporation's liabilities to the Agent shall be limited to the Corporation's obligations under the indemnity, contribution and expense reimbursement provisions of this Agreement.


                                   ARTICLE 11
                                    INDEMNITY

11.1     INDEMNITY

          The Corporation covenants and agrees to indemnify the Agent, and its directors, officers, employees and agents (individually, an "Indemnified Party" and collectively, the "Indemnified Parties"), against all losses (other than loss of profits), claims, damages, liabilities, costs or expenses caused or incurred in connection with this Agreement or the distribution of the Units by reason of:

     (a) any of the representations or warranties of the Corporation contained in this Agreement being untrue;

     (b) any breach of any of the covenants of the Corporation contained in this Agreement;

     (c) the Corporation not complying with any requirement of any applicable statute, law, rule or regulation; or

     (d) any order made or inquiry, investigation or proceeding commenced or threatened by any securities commission or other competent authority not based entirely upon the activities or the alleged activities of the Agent. To the extent that any Indemnified Party is not a party to this agreement, the Agent shall obtain and hold the right and benefit of the above-noted indemnity in trust for and on behalf of such Indemnified Party.


11.2     INDEMNITY  PROCEDURES

          If any matter or thing contemplated by this section shall be asserted against any Indemnified Party in respect of which indemnification is or might reasonably be considered to be provided, such Indemnified Party shall notify the Corporation as soon as possible of the nature of such claim and the Corporation shall be entitled (but not required) to assume the defence of any suit brought to enforce such claim; provided, however, that the defence shall be through legal counsel acceptable to such Indemnified Party and that no settlement may be made by the Corporation or such Indemnified Party without the prior written consent of the other, acting reasonably. In any such claim, such Indemnified Party shall have the right to retain other counsel to act on such Indemnified Party's behalf provided that the fees and disbursements of such other counsel shall be paid by such Indemnified Party, unless: (i) the Corporation and such Indemnified Party mutually agree to retain other counsel; or (ii) such Indemnified Party has been advised in writing by its counsel that the representation of the Corporation and such Indemnified Party by the same counsel would be inappropriate due to actual or potential differing interests between them. In either such event, the fees and disbursements of such other counsel shall be paid by the Corporation, to the extent that they have been reasonably incurred.

                                   ARTICLE 12
                                  CONTRIBUTION

          In the event that the indemnity provided for above is declared by a court of competent jurisdiction to be illegal or unenforceable as being contrary to public policy or for any other reason, the Agent and the Corporation shall contribute to the aggregate of all losses, claims, costs, damages, expenses or liabilities (except loss of profits or consequential damages) of the nature provided for above such that the Agent shall be responsible for that portion represented by the percentage that the portion of the Agent's Commission payable by the Corporation to the Agent bears to the net proceeds realized from the Offering (being the amount of the gross proceeds realized from the Offering less than an amount equal to the Agent's Commission) and the Corporation shall be responsible for the balance, provided that, in no event, shall the Agent be responsible for any amount in excess of the portion of the Agent's Commission actually received by the Agent. In the event that the Corporation may be held to be entitled to contribution from the Agent under the provisions of any statute or law, the Corporation shall be limited to contribution in an amount not exceeding the lesser of: (a) the portion of the full amount of losses, claims, costs, damages, expenses, liabilities, giving rise to such contribution for which the Agent is responsible, as determined above, and (b) the amount of the Agent's Commission actually received by the Agent. Notwithstanding the foregoing, a party guilty of fraudulent misrepresentation shall not be entitled to contribution from the other party. Any party entitled to contribution will, promptly after receiving notice of commencement of any claim, action, suit or proceeding against such party in respect of which a claim for contribution may be made against such party or in respect of which a claim for contribution may be made against the other party under this section, notify such party from whom contribution may be sought. In no case shall such party from whom contribution may be sought be liable under this agreement unless such notice shall have been provided, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have otherwise than under this section. The right to contribution provided in this section shall be in addition and not in derogation of any other right to contribution which we may have by statute or otherwise by law.

                                   ARTICLE 13
                             WAIVER OF CONTRIBUTION

          The Corporation hereby waives its right to recover contribution from the Agent with respect to any liability of the Corporation by reason of or arising out of any misrepresentation in the Short Form, the Incorporated Documents or the Subsequently Triggered Reports provided, however, that such waiver shall not apply in respect of liability caused or incurred by reason of or arising out of: (i) any misrepresentation which is based upon information relating solely to the Agent and contained in such document and furnished to the Corporation by the Agent expressly for inclusion in such document; or (ii) any failure by the Agent to provide to prospective purchasers of Units any document which the Corporation is required to provide to such prospective purchasers and which the Corporation has provided to the Agent to forward to such prospective purchasers; or (iii) any failure by the Agent to comply with the terms hereof.

                                   ARTICLE 14
                                    EXPENSES

          All reasonable expenses incurred from time to time in connection with the Offering including, without limitation, all costs of or incidental to the sale, issue or distribution of the Units, the reasonable fees and expenses of Agent's counsel, and to all matters in connection with the transactions herein set forth shall be borne by the Corporation; provided that, the fees of the Agent's counsel shall not exceed $7,500 without the prior approval of the Corporation. The Corporation covenants and agrees to fully reimburse the Agent and its counsel from time to time, for all such reasonable expenses, immediately upon the receipt of one or more invoices therefor and acknowledges that it shall remain bound by this obligation, whether or not the Offering is completed.

                                   ARTICLE 15
SURVIVAL OF CORPORATION'S WARRANTIES, REPRESENTATIONS, COVENANTS AND AGREEMENTS

          All warranties, representations, covenants and agreements of the Corporation herein contained or contained in documents submitted or required to be submitted pursuant to this agreement shall survive the purchase by the Purchasers of the Units and shall continue in full force and effect for the Agent's benefit and the benefit of the Subscribers regardless of the closing of the sale of the Units and regardless of any investigation which may be carried on by the Agent or the Purchasers or on their behalf.

                                   ARTICLE 16
                SURVIVAL OF AGENT'S WARRANTIES, REPRESENTATIONS,
                            COVENANTS AND AGREEMENTS

          All warranties, representations, covenants and agreements of the Agent herein contained shall survive the purchase by the Subscribers and shall continue in full force and effect for a period of two years from the Closing Date for the Corporation's benefit regardless of the closing of the sale of the Units and regardless of any investigation which may be carried on by the Corporation.

                                   ARTICLE 17
                                    NOTICES

          Any notice or other communication to be given hereunder shall be in writing and shall be given by delivery or by telecopier, as follows:

IF  TO  THE  CORPORATION:

Stockgroup  Information  Systems  Inc.
500  -  750  W.  Pender  Street
Vancouver,  British  Columbia
V6C  2T7
Attention:  Marcus  New

Telecopier  Number:  (604)331-1194

OR  IF  TO  THE  AGENT:               WITH  A  COPY  TO:

First Associates Investments Inc.     Parlee  McLaws  llp
Suite  2200                           3400  Petro-Canada  Centre
440  -  2nd  Avenue  S.W.             150-6th  Avenue  S.W.
Calgary  AB  T2P 5E9                  Calgary,  Alberta  T2P  3Y7

Attention:  Manager                   Attention:  James  D.  Thomson
Telecopier  Number:  (403)269-7870    Telecopier  Number:  (403)294-7021

and if so given, shall be deemed to have been given and received upon receipt by the addressee or a responsible officer of the addressee if delivered, or four hours after being telecopied and receipt confirmed during normal business hours, as the case may be. Any party may, at any time, give notice in writing to the others in the manner provided for above of any change of address or telecopier number.

                                   ARTICLE 18
                                ENTIRE AGREEMENT

          This agreement and the other documents herein referred to constitute the entire agreement between the parties relating to the subject matter hereof and supersede all prior agreements between the parties hereto with respect to their respective rights and obligations in respect of the Offering.

                                   ARTICLE 19
                                  SEVERABILITY

          If one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this agreement, but this agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained therein.

                                   ARTICLE 20
                                  GOVERNING LAW

          This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Alberta. The parties agree that the Courts of Alberta shall have exclusive jurisdiction over any disputes, termination or breach of any kind or nature whatsoever arising out of or in connection with this Agreement.

                                   ARTICLE 21
                                TIME OF ESSENCE

          Time  shall  be  of  the  essence  of  this  Agreement.

                                   ARTICLE 22
                                  COUNTERPARTS

          This agreement may be executed in one or more counterparts each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement. Delivery of a counterpart of this agreement by facsimile transmission shall have the same effect as delivery of an executed original counterpart.

If this agreement accurately reflects the terms of the transaction which we are to enter into and if such terms are agreed to by the Corporation, please communicate your acceptance by executing where indicated below and returning one originally executed copy.

                                  Yours  very  truly,

                                  FIRST  ASSOCIATES  INVESTMENTS  INC.


                                  Per: ----------------------------------------
                                       Authorized  Signing  Officer

The foregoing accurately reflects the terms of the transaction which we are to enter into and such terms are agreed to.

          Accepted  at ________________________, ________________________, as of
the  ____  day  of  ______________,  2003.

                                  STOCKGROUP  INFORMATION
                                  SYSTEMS  INC.


                                  Per: ----------------------------------------
                                       Authorized  Signing  Officer

                             SHARE OPTION AGREEMENT


THIS  AGREEMENT  is  made  as  of  the  day  of  ,  2003.

BETWEEN:

STOCKGROUP INFORMATION SYSTEMS INC. a corporation with an office in the City of Vancouver, British Columbia (the "Corporation")

     -  and  -

FIRST ASSOCIATES INVESTMENTS INC., a corporation with an office in the City of Calgary, Alberta (the "Agent")


     WHEREAS the pursuant to an Agency Agreement dated , 2003 between the Corporation and the Agent, (the "Agency Agreement") the Corporation has agreed to grant to the Agent an option to purchase up to but not exceeding Units of the Corporation in consideration of the Agent's services performed under the Agency Agreement;

     NOW THEREFORE in consideration of the premises, mutual covenants and agreements herein and therein contained, this agreement witnesses that and it is understood and agreed by and between the parties hereto as follows:

1.     GRANT  OF  OPTION
       -----------------

     Subject to the provisions hereinafter contained, the Corporation hereby grants to the Agent an irrevocable non-transferable option (the "Option") to purchase up to but not exceeding Units (the "Optioned Units") as presently constituted, at a price of at the purchase price of $0.40 per Unit.

2.     TERM  OF  OPTION
       ----------------

     The Agent may exercise the Option on or before 4:30 p.m., Calgary time on , after which time all rights granted hereunder shall terminate.

3.     MANNER  OF  EXERCISE
       --------------------

     The Agent may exercise the Option in whole or in part, at any time and from time to time, on or prior to the Expiry Time, by notice in writing given by the Agent to the Corporation at its address for notice set out in the Agency Agreement, specifying the number of Optioned Units in respect of which it is exercised and accompanied by payment in cash or certified cheque for the purchase price of all of the Optioned Units specified in such notice, calculated in accordance with Section 1 hereof.

4.     SECURITY  CERTIFICATES
       ----------------------

     Upon exercise of the Option, the Corporation shall or shall cause the transfer agent and registrar of the Corporation to deliver to the Agent, or as the Agent may otherwise in writing direct in the notice of exercise of option, within seven (7) days following the receipt by the Corporation of payment for the number of Optioned Units in respect of which the Option has been exercised, a certificate or certificates representing in the aggregate the number of Agent's Option Shares and Warrants for which payment has been received by the Corporation.

5.     NO  RIGHTS  OF  SHAREHOLDER  UNTIL  EXERCISE
       --------------------------------------------

     The Agent shall have no rights whatsoever as a shareholder or warrantholder (including any rights to receive dividends or any other distribution to shareholders or to vote at a general meeting of shareholders of the Corporation, except as provided in Section 8 hereof) other than in respect to Optioned Units in respect of which the Agent shall have exercised its right to purchase hereunder and which the Agent shall have actually taken up and paid for.

6.     NON-TRANSFERABLE
       ----------------

     The rights conferred upon the Agent hereunder shall be non-transferable and non-tradeable.

7.     NO  FRACTIONAL  SECURITIES
       --------------------------

     No fractional Common Shares will be issued on exercise of this Option, or any compensation made for such fractional Common Shares, if any.

8.     ADJUSTMENTS  IN  EVENT  OF  CHANGE  IN  COMMON  SHARES
       ------------------------------------------------------

     In the event, at any time or from time to time, of a subdivision, consolidation or reclassification of the share capital of the Corporation, the payment of stock dividends by the Corporation or other relevant changes in the capital of the Corporation prior to the exercise by the Agent, in full, of the Option granted herein, the Option with respect to any Optioned Units which have not been purchased hereunder at the time of any such change to the capital of the Corporation shall be proportionately adjusted so that the Agent shall from time to time, upon the exercise of the Option thereafter, be entitled to receive the number and kind of securities which the Agent would have held following such change in the capital of the Corporation if the Agent had purchased the Optioned Units and had held such Optioned Units immediately prior to such change in the capital of the Corporation.

9.     MERGER,  AMALGAMATION  OR  SALE
       -------------------------------

     If, during the term of the Option, the Corporation shall become merged or amalgamated into or with any other corporation or shall sell the whole or substantially the whole of its assets and undertaking for shares or other securities of another corporation, the Corporation will make provision that, upon the exercise of the Option during its unexpired period after the effective date of such merger, amalgamation or sale, the Agent shall receive, for the same consideration paid on the exercise of the Option, such number of shares or other securities of the continuing or successor corporation in such merger or amalgamation or of the securities or shares of the purchasing corporation as it would have received as a result of such merger, amalgamation or sale if the Agent had purchased the Optioned Units immediately prior thereto and had held such Optioned Units on the effective date of such merger, amalgamation or sale. Upon such provision being made, the obligation of the Corporation to the Agent in respect of its Optioned Units then remaining subject to the Option shall terminate and be at an end.

10.     RESERVATION  OF  SECURITIES
        ---------------------------

     The Corporation shall at all times, during the term of this Agreement, reserve and keep available a sufficient number of unissued Common Shares to satisfy the requirements hereof.

11.     ENTIRE  AGREEMENT
        -----------------

     This Agreement supersedes all other agreements, documents, writings and verbal understandings among the parties relating to the subject matter hereof and represents the entire agreement between the parties relating to the subject matter hereof.

12.     ENUREMENT
        ---------

     Except as otherwise set forth herein, this Agreement shall be binding upon and enure to the benefit of the respective successors and assigns of the Agent and of the Corporation.


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13.     TIME
        ----

     Time  shall  be  of  the  essence  of  this  Agreement.

14.     DEFINITIONS
        -----------

     Words and phrases not otherwise defined herein shall have the meanings ascribed to them in the Agency Agreement.

     IN WITNESS WHEREOF the parties hereto have hereunto executed and delivered this Agreement as of the day and year first above written.


                                          STOCKGROUP  INFORMATION
                                          SYSTEMS  INC.


                                          Per:
                                                --------------------------------


                                          FIRST  ASSOCIATES  INVESTMENTS  INC.


                                          Per:
                                                --------------------------------


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